As filed with the Securities and Exchange Commission on February 9, 2015

Registration No. 333-200726

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVERSUN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	16-1633636
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5 Regent Street

Livingston, NJ 07039

(973) 396-1720

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Mark Meller

Chief Executive Officer

SilverSun Technologies, Inc.

5 Regent Street

Livingston, NJ 07039

(973) 396-1720

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830 Telephone: (732) 395-4400 Fax: (732) 395-4401	David E. Danovitch, Esq. Zachary Blumenthal, Esq. Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue, 9 th Floor New York, NY 10022 Telephone (212) 603-6300 Fax: (212) 956-2164

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

SilverSun Technologies, Inc. is filing this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-200726) to submit Exhibits 5.1 and 23.2 and to amend the disclosures in Item 16 of Part II of this Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than placement agent commissions, payable by us in connection with the offering described in this Registration Statement. All amounts shown are estimates other than the registration fee and the FINRA filing fee.

Amount
SEC registration fee	$492.69
FINRA fee	1,779.95
Printing and mailing expenses	50,000
Accounting fees and expenses	75,000
Legal fees and expenses	325,000
Transfer agent fees and expenses	10,000
Miscellaneous	5,000
Total expenses	$467,272.64

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

Our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

All share and price information in Part II of this registration statement has been adjusted to reflect the 1-for-30 reverse stock split of our Common Stock effected on February 4, 2015.

During the last three (3) completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

Issuance	Number of Shares
On September 26, 2014, the Company issued 5,331 shares of common stock with a fair value of $20,792 for repayment of accrued liabilities.	5,331
On August 5, 2014, the Company issued 5,333 shares of common stock with a fair market value of $16,000 in exchange for services.	5,333
On August 5, 2014, the Company issued 5,000 shares of common stock with a fair market value of $15,000 in exchange for services.	5,000
On February 17, 2014, the Company issued 10,000 shares of common stock with a fair market value of $23,100 in exchange for services.	10,000
On September 30, 2013, the Company issued 10,000 shares of common stock with a fair market value of $21,000 in exchange for services.	10,000
On September 18, 2013, the Company issued 7,184 shares of common stock with a fair value of $25,000 for repayment of accrued liabilities in the amount of $25,000.	7,184
On May 27, 2013, the Company issued 7,018 shares of common stock in a cashless exercise of warrants for 250,000 shares at an exercise price of $0.90 per share.	7,018
On July 2, 2012, the Company issued 5,000 shares of common stock with a fair market value of $30,000 to in exchange for services.	5,000
On January 13, 2012, the Company converted 2 shares of Series A Convertible preferred stock for 79,522 shares of common stock.	79,522
On January 12, 2012, the Company bought back their 20% interest in SWK Technologies, Inc. for 755,489 shares of common stock.	755,489
On January 4, 2012, the Company issued 16,667 shares of common stock with a fair market value of $5,000 in exchange for services.	16,667

No underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act or Regulation S promulgated under the Securities Act. The recipients of securities in some but not all such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

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Item 16.	Exhibits and Financial Statement Schedules:

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of incorporation of SilverSun Technologies, Inc., (incorporated herein by reference to Exhibit 3.1 on Form 8-K, dated June 27, 2011, filed with the SEC on June 30, 2011).
3.2	By-laws (incorporated herein by reference to Exhibit 3.2 on Form 10-Q, filed with the SEC on November 10, 2011)
3.3	Amendment to the Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 on Form 8-K, dated June 27, 2011, filed with the SEC on June 30, 2011).
3.4	Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of Delaware on January 29, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the Commission on February 2, 2015).
4.1	Certificate of Designation of Series A Convertible Preferred Stock, incorporated herein by reference to Exhibit 4.1 on Form 8-K, dated May 4, 2011, filed with the SEC on May 12, 2011.
4.2	Certificate of Designation of Series B Preferred Stock, incorporated herein by reference to Exhibit 4.1 on Form 8-K, dated September 23, 2011, filed with the SEC on September 27, 2011.
4.3	Form of Placement Agents’ Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 5, 2015).
5.1*	Opinion of Lucosky Brookman LLP
10.1	Employment Agreement, dated September 15, 2003, between SilverSun Technologies, Inc. and Mark Meller. (incorporated herein by reference to Exhibit 10.8 of the Registration Statement on Form SB-2 filed on November 25, 2003).
10.2	Amended Agreement by and between the Company and Mr. Stanley Wunderlich (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with commission on August 3, 2011).
10.3	Loan and Security Agreement by and between the Company, its subsidiary SWK Technologies, Inc. and a commercial lender (incorporated herein by reference to Exhibit 10.18 of the Annual Report on Form 10-K for the period ended December 31, 2011, filed with the SEC on March 29, 2012).
10.4	Form of Purchase Agreement, dated June 14, 2012, by and among SWK Technologies, the Company’s wholly-owned subsidiary, Neil Wolf, Esq., not individually, but solely in his capacity as Trustee-Assignee of the Trust Agreement and Assignment for the Benefit of the Creditors of Hightower, Inc., Hightower, Inc., and the Stockholders of Hightower, Inc. (incorporated by reference to Exhibit 2.1 on the Company’s current report on Form 8-K filed with the commission on June 20, 2012).
10.5	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 5, 2015).
10.6	Form of Subscription Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 5, 2015).
10.7	Director Agreement, dated January 29, 2015, between the Company and Joseph Macaluso (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the Commission on February 2, 2015)
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.2 to the Company’s Registration Statement on Form S-1, filed with the Commission on December 4, 2014).
23.1	Consent of Friedman LLP (incorporated by reference to Exhibit 23.1 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 5, 2015).
23.2*	Consent of Lucosky Brookman LLP (Reference is made to Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page of the Registration Statement)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Scheme
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL TaxonomyLabel Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

*    Filed herewith.

(b)  Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the placement agent and investors at the closing certificates in such denominations and registered in such names as required by the placement agent and investors to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livingston, State of New Jersey, on February 9, 2015.

SILVERSUN TECHNOLOGIES, INC.

By:	/s/ Mark Meller
Name:	Mark Meller
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mark Meller, his or her true and lawful attorney-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Name	Title	Date
/s/ Mark Meller	Chief Executive Officer,	February 9, 2015
Mark Meller	President and Chairman of the Board of Directors
(principal executive officer)

/s/ Crandall Melvin III	Chief Financial Officer	February 9, 2015
Crandall Melvin III	(principal financial officer)
(principal accounting officer)

/s/ Stanley Wunderlich	Director	February 9, 2015
Stanley Wunderlich

/s/ Joseph Macaluso	Director	February 9, 2015
Joseph Macaluso

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